SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 1998



               FREEPORT-McMoRan COPPER & GOLD INC.


    Delaware                  1-9916                74-2480931

(State or other            (Commission            (IRS Employer
jurisdiction of            File Number)           Identification
incorporation or                                  Number)
organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events.


The following news release was issued by Freeport-McMoRan  Copper
& Gold Inc. on August 27, 1998:


NEW ORLEANS, LA., August 27, 1998 - Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that its Board of Directors has authorized a new open market share purchase program for up to 20 million shares, in total, of its FCX Class A and Class B common stock representing approximately 11.5 percent of the common shares outstanding. The purchases will occur over time depending upon many factors, including the market price of the common shares; the company's operating results, cash flows and financial positions; and general economic and market conditions.

     FCX is engaged in mineral exploration and development, and the mining and milling of ore containing copper, gold and silver in Irian Jaya, Indonesia. FCX is also involved in the smelting and refining of copper concentrates in Spain and the construction of a copper smelter/refinery in Indonesia.




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By: \s\ C. Donald Whitmire
                                   ------------------------------
                                         C. Donald Whitmire
                                    Controller-Financial Reporting
                                       (authorized signatory and
                                      Principal Accounting Officer)

Date:  August 31, 1998